SHAREHOLDERS AGREEMENT

BETWEEN

PELAWAN INVESTMENTS (PROPRIETARY) LIMITED

AND

ANOORAQ RESOURCES CORPORATION

AND

THE PELAWAN TRUST

AND

PLATEAU RESOURCES (PROPRIETARY) LIMITED

MADE AS OF

JUNE 12, 2009

TABLE OF CONTENTS

SHAREHOLDERS AGREEMENT

- ii -

9.08	SEVERABILITY	25
9.09	NOTICES	25
9.10	GOVERNING LAW	27
9.11	ARBITRATION	27
9.12	ATTORNMENT	27
9.13	COUNTERPARTS	27
9.14	ELECTRONIC EXECUTION	27

SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made as of June 12, 2009

BETWEEN

Pelawan Investments (Proprietary) Limited, a corporation incorporated under the laws of South Africa

(“Pelawan”)

- and -

Anooraq Resources Corporation, a corporation incorporated under the laws of the Province of British Columbia, Canada

(“Anooraq”)

- and -

The Pelawan Trust, being a trust established in accordance with the Trust Deed dated September 2, 2004, the present trustees of which are Deneys Reitz Trustees (Proprietary) Limited, Tumelo Moathlodi Motsisi and Asna Chris Harold Motaung,

(the “Pelawan Trust”)

- and -

Plateau Resources (Proprietary) Limited (registration number 1996/013879/07), a private company incorporated under the laws of South Africa

(“Plateau”)

     WHEREAS the Parties wish to terminate the Share Exchange Agreement, the Release Agreement and the Prior Anooraq Shareholders Agreement, and replace those agreements with this Agreement governing the holding of Equity in Anooraq by Pelawan and the Pelawan Trust, with effect from the Commencement Date;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, and for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties) the Parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.01 Definitions

     In this Agreement and in any supplement or amendment hereto, unless something in the subject matter or context is inconsistent therewith the following terms shall have the following meanings, respectively:

(a)	“Affiliate” means an affiliate as determined by the provisions of the Business Corporations Act (British Columbia);

(b)	“Agreement” means this agreement, including its recitals and schedules, as amended from time to time;

(c)	“APL” means Anglo Platinum Limited (registration number 1946/022452/06), a public company incorporated under the laws of South Africa;

(d)	“APL Group” the Group of entities comprising APL and RPM and their respective direct and indirect Subsidiary Companies, from time to time;

(e)	“BEE” means broad-based black economic empowerment, as envisaged in terms of the MPRD Act and/or the Charter;

(f)

“Beneficial Owner” means, in relation to an asset, a person who, directly or indirectly (that is, through any contract, arrangement, understanding, relationship, including shareholding, membership, association, trust, legal representation or agency):

(i) receives Financial Benefits accruing to and/or from such asset;

(ii) has or shares (only to the extent that it shares) the power to dispose, or to direct the disposition, of such asset; and

(iii) where such asset consists of Equity, has or shares (only to the extent that it shares) the power to vote, or to direct the voting of, the voting rights attaching to such Equity,

provided that it is specifically acknowledged and agreed amongst the Parties that:

(A)	a person may be the Beneficial Owner of an asset notwithstanding that title to such asset may be held in the name of another person,

(B)

the Beneficial Ownership of any asset shall be determined without taking into account the Debt and/or security over and/or attaching to such asset to the extent that such Debt and/or security is held by a person other than the Beneficial Owner; and

(C)	as at the Commencement Date:

	(I)	Pelawan shall be an HDP;

	(II)	no person, or persons acting in concert, shall Control Pelawan;

	(III)	the Ultimate Control Person (as such term is defined in the definition of “Control”) of Holdco (who shall be the Beneficial Owner of the Business) shall be Pelawan; and

(IV)

the HDP Beneficial Ownership of the Business shall be 26%, calculated by multiplying the percentage Beneficial Ownership of Pelawan (an HDP) in Anooraq (51%) by the percentage Beneficial Ownership of Plateau in Holdco (51%); and then by multiplying such product by the percentage Beneficial Ownership by Holdco of the Business (100%), expressed as a percentage; and

(D)

in the event that non-HDPs acquire Beneficial Ownership of up to 50% minus one voting share of Pelawan’s issued share capital, then, ceteris paribus, Pelawan shall remain an HDP and the 26% HDP Beneficial Ownership of the Business referred to in (C)(IV) above would remain the same, and “Beneficially Owned”, “Beneficially Owning”, “Beneficially Own” and “Beneficial Ownership” shall have corresponding meanings;

(g)	“Board” means the board of directors from time to time of Anooraq;

(h)	“Business” means collectively, the Ga-Phasha Business, the LPM Business, the Boikgantsho Sale Assets and the Kwanda Sale Assets, as each of such terms are defined in the Holdco Shareholders Agreement;

(i)	“Business Day” means a day other than a Saturday, Sunday or statutory public holiday in the Province of British Columbia or South Africa;

(j)

“Change of Control Breach” means a breach by Pelawan or the Pelawan Trust, of any of the restrictions or any of their obligations or covenants pursuant to Sections 6.01(2), 6.01(3) and 6.03(2), that has occurred and is continuing after the expiry of the Rectification Period;

(k)

“Change of Control in Holdco” means a Change of Control in respect of Holdco, as determined pursuant to the definition of “Change of Control” and related provisions in Section 2.2 of the Holdco Shareholders Agreement;

(l)	“Charter” means the Broad Based Socio Economic Empowerment Charter for the South African Mining Industry (together with the Scorecard), dated 11

October 2002, published in terms of the provisions of Section 100(2)(a) of the MPRD Act, under Government Gazette (No. 26661 of 13 August 2004);

(m)	“Commencement Date” means the Commencement Date as defined in Section 2.2 of the Holdco Shareholders Agreement;

(n)	“Common Shares” means the common shares, without par value, in the share capital of Anooraq;

(o)	“Companies Act (South Africa)” means the Companies Act, 1973 (Act 61 of 1973);

(p)	“Compulsory Disposal Period” means:

(i) in the event of an Initial Period Breach, a period of 10 days; and

(ii) in the event of a Change of Control Breach, a period of 5 days,

after the delivery of a Compulsory Disposal Notice pursuant to Section 6.05(1) . For greater certainty, if an event constitutes both an Initial Period Breach and a Change of Control Breach, then it shall be treated as a Change of Control breach for the purposes of this definition;

(q)	“Control” means collectively:

	(i)	in relation to any company:

		(A)	the ability to exercise that degree of control which would constitute such company a Subsidiary Company; and

		(B)	the Beneficial Ownership of the majority of the entire issued Equity of such company; and

(C)

the ability to exercise, or direct the exercise of, the majority of the voting rights attaching to the entire issued Equity of the company in respect of resolutions requiring the consent or approval of the shareholders of such company; and

		(D)	the ability to appoint, or direct the appointment of, the majority of the board of directors of the company; and

(ii)

in respect of any trust, the ability by any person, whether alone or in concert with others (and whether by virtue of his capacity as founder, donor, trustee or otherwise) to exercise, or direct the exercise of, the majority of votes exercisable by all of the trustees of such trust, or to appoint, or direct the appointment of, trustees having the entitlement to so exercise, or direct the exercise of, the majority of the votes exercisable by all the trustees of such trust; provided that:

(A)

any provisions in the trust deed establishing a trust which requires the participation of any individual trustee for a meeting to be properly constituted or which requires the approval of an individual trustee for a decision of the trustees to be valid shall not, of themselves, vest control of such trust in such individual trustee for the purposes of this definition; and

(B)

for greater certainty, where a person (“Ultimate Target”) is Controlled by another person and such other person is in turn Controlled by a third person (“Ultimate Control Person”), the Ultimate Target is Controlled only by the Ultimate Control Person, and “Controlled” shall have a corresponding meaning;

(r)

“Controlling Group Structure” means the group structure depicted in the organogram in Schedule 1.01(r), read together with the Pelawan shareholder list in Schedule 1.01(r), as amended from time to time in accordance with the provisions of Section 6.05(3)(a); provided that, if a Structural Change shall occur during the Initial Period, the Controlling Group Structure shall, with effect from the date of such change, be deemed to have been amended accordingly;

(s)

“Convertible Security” means Equity, other than an Option, whether or not issued by Anooraq, that directly or indirectly is convertible into, exchangeable for, or confers the right to subscribe for or otherwise be issued Common Shares from treasury and “Convertible Securities” means all such Equity collectively;

(t)	“Credits” means Credits as defined in Section 2.2 of the Holdco Shareholders Agreement;

(u)

“Current Shareholding” means the Common Shares Beneficially Owned by Pelawan and the Pelawan Trust on the particular day for determination thereof and, for greater certainty, includes any Common Shares Beneficially Owned by any Subsidiary Companies of Pelawan;

(v)	“Debt” means any source of capital (including loan funding), other than Equity;

(w)	“Disinterested Majority” means a majority of the Independent Directors of Anooraq;

(x)	“DME” means the Government of South Africa acting through its Department of Minerals and Energy and its successors;

(y)	“Empowerment Person” means:

(i) a company:

(A) which is majority Beneficially Owned by HDPs; and

	(B)	which is Controlled by HDPs; or

(ii)	a trust:

	(A)	which is Controlled by HDPs; and

	(B)	in which, upon distribution of the assets and/or the income of such trust, more than 50% of the value of such assets and more than 50% of such trust’s income will be distributed to HDPs; or

(iii)	an HDP who is a natural person;

(z)	“Equity” means any capital instrument which is not subject to fixed repayment/redemption terms, servicing costs and/or any form of security;

(aa)

“Financial Benefit” means, in relation to an asset, any direct or indirect benefit in money terms (or convertible to money) attributable to or accrued to such asset; provided that the Financial Benefits accruing to any asset shall be determined without taking into account the Debts and/or security over and/or attaching to such asset to the extent that such Debts and/or security is held by a person other than the person that holds such asset;

(bb)	“Grandfather Shareholders Documents” means:

	(i)	the Prior Pelawan Shareholders Agreement;

	(ii)	the memorandum and articles of association of Pelawan;

	(iii)	the Pelawan Trust Deed; and

	(iv)	the Pelawan Dividend Trust Deed;

(cc)	“Group” means in relation to a company, its direct and/or indirect Subsidiary Companies, its Holding Company and its Holding Company’s direct and/or indirect Subsidiary Companies;

(dd)	“HDP” means:

(i)

an Historically Disadvantaged Person as defined in the MPRD Act, provided that a trust that is an HDP by virtue of the provisions of paragraph (ii) of this definition and a company that is an HDP by virtue of the provisions of paragraph (iii) of this definition will (for purposes of both paragraphs (a) and (c) of the definition of Historically Disadvantaged Person in the MPRD Act) be regarded to be a person contemplated in paragraph (a) of the definition of Historically Disadvantaged Person in the MPRD Act; or

(ii)	a trust:

	(A)	the majority of the trustees of which are Historically Disadvantaged Persons as defined in the MPRD Act; and

(B)

in which, the trust deed provides that, upon distribution of the assets and/or the income of the trust to the beneficiaries of the trust, more than 50% of the value of such assets and more than 50% of the trust income will be distributed to persons who are Historically Disadvantaged Persons as defined in the MPRD Act; or

(iii)	a company wholly owned by:

	(A)	natural person/s who are Historically Disadvantaged Person/s in terms of the MPRD Act; and/or

(B)

a trust contemplated in (ii) above; provided that the trust deed in respect of such trust provides that upon distribution of the assets and/or the income of such trust to the beneficiaries of such trust, 100% of the value of such assets and 100% of the trust income will be distributed to persons who are Historically Disadvantaged Persons as defined in the MPRD Act;

(ee)

“Holdco” means Richtrau No 179 (Proprietary) Limited (to be renamed “Bokoni Platinum Holdings (Proprietary) Limited”) (registration number 2007/016711/07), a private company incorporated under the laws of South Africa;

(ff)	“Holdco Shareholders Agreement” means the Holdco Shareholders’ Agreement amongst Plateau, RPM and Holdco dated March 28, 2008, as amended from time to time;

(gg)

“Holding Company” means a holding company (which for the purposes of this Agreement shall be deemed to include any company incorporated outside South Africa) as defined in terms of Section 1(4) of the Companies Act (South Africa);

(hh)	“Implementation Period” means:

(i) in the event of an Initial Period Breach, a period of 10 days; and

(ii) in the event of a Change of Control Breach, a period of 5 days,

after the expiry of the Compulsory Disposal Period. For greater certainty, if an event constitutes both an Initial Period Breach and a Change of Control Breach, then it shall be treated as a Change of Control breach for the purposes of this definition;

(ii)	“Initial Funding Agreements” means, collectively, the Senior Debt Funding Agreement and the APL Funding Agreements, as such terms are defined in Section 2.2 of the Holdco Shareholders Agreement;

(jj)	“Initial Period” means the Initial Period as defined in Section 2.2 of the Holdco Shareholders Agreement;

(kk)

“Initial Period Breach” means a breach by Pelawan or the Pelawan Trust, of any of the restrictions or any of their obligations or covenants pursuant to Sections 6.01(1) and 6.03(1), that has occurred and is continuing after the expiry of the Rectification Period;

(ll)

“Initial Period Default” means an Initial Period Default as defined in Section 2.2 of the Holdco Shareholders Agreement and Section 4 of Schedule 2 [BEE Principles and Pre-Emptive Rights] of the Holdco Shareholders Agreement;

(mm)	“Independent Director” means a director of Anooraq who is:

(i)

not a member of the management of Anooraq, Pelawan or the Pelawan Trust and is free from any interest and any business, family or other relationship which could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of Anooraq, other than interests and relationships arising solely from holdings in Anooraq;

(ii) not currently, or has not been within the last three years, an officer, employee of or material service provider to Anooraq, Pelawan or the Pelawan Trust or any of their Affiliates; and

(iii) not a director (or similarly situated individual) officer, employee or significant shareholder of an entity that has a material business relationship with Anooraq, Pelawan or the Pelawan Trust;

(nn)	“MPRD Act” means the Mineral Petroleum and Resources Development Act, 2002 (Act 28 of 2002);

(oo)	“Option” means an option to acquire a Common Share issued under any Share Incentive Plan and “Options” means all such options collectively.

(pp)	“Parties” means Anooraq, Pelawan, the Pelawan Trust and Plateau, and “Party” means any one of them, as the context may indicate;

(qq)

“Pelawan Dividend Trust Deed” means the trust deed dated September 2, 2004 and signed by Pelawan (as founder) and Deneys Reitz Trustees (Proprietary) Limited, Tumelo Moathlodi Motsisi and Asna Chris Harold Motaung (as trustees) and Anooraq, as amended;

(rr)

“Pelawan Shareholders Agreement” means the Shareholders’ Agreement between African Minerals Professionals (Pty) Ltd, Tshanduko Investments (Pty) Ltd, Siyanda Trust, Legakabje Mining And Exploration (Pty) Ltd, Basadi-Ba- Bapedi Cultural Development Trust, Zonkizizwe Investment Trust, Isolomzi Investments (Pty) Ltd, Ditau Investments Company (Pty) Ltd, Prime Skill Development Trust, African Mining Development Trust, Mookodi Trading (Pty) Ltd, Africa Without Boundaries Mining (Pty) Ltd, Leswika Women’s Investments (Pty) Ltd, Figure Eight Investments (Pty) Ltd, Miracle Mile Investments 74 (Pty) Ltd, Anooraq, Pelawan Trust and Pelawan, dated June 12, 2009, as amended from time to time;

(ss)	“Pelawan SPV” means Control Plaza Investments 78 (Proprietary) Limited, a private limited liability company incorporated under the laws of South Africa with registration number 2006/032879/07;

(tt)

“Pelawan Trust Deed” means the trust deed dated September 2, 2004 and signed by Pelawan (as founder), Deneys Reitz Trustees (Proprietary) Limited, Tumelo Moathlodi Motsisi and Asna Chris Harold Motaung (as trustees) and Anooraq, as amended;

(uu)	“Prior Anooraq Shareholders Agreement” means the Shareholders Agreement between the Parties made as of September 19, 2004, as amended;

(vv)	“Prior Pelawan Shareholders Agreement” means the Amendment to Subscription and Shareholders Agreement in respect of Pelawan, amongst the Pelawan Trust, Anooraq and others, dated September 29, 2004;

(ww)	“Qualified Purchaser” has the meaning set out in Section 6.05(1)(b);

(xx)	“Qualifying Person” means in respect of a proposed recipient of a Disposal Interest (as defined in Section 6.05):

(i) an Empowerment Person; or

(ii) any other person in respect of which a DME Approval Notice under the Holdco Shareholders Agreement shall have been furnished;

(yy)	“Rectification Period” means:

(i)

in the event of an Initial Period Breach, a period of 10 days after the delivery of a Default Notice pursuant to Section 4.1 of Schedule 2 [BEE Principles and Pre-Emptive Rights] of the Holdco Shareholders Agreement; and

(ii)

in the event of a Change of Control Breach, a period of 5 days after the delivery of a Control Change Notice pursuant to Section 6.1 of Schedule 2 [BEE Principles and Pre-Emptive Rights] of the Holdco Shareholders Agreement;

(zz)	“Release Agreement” means the Release Agreement between Pelawan, the Pelawan Trust and Anooraq, dated December 28, 2006, as amended;

(aaa)	“RPM” means Rustenburg Platinum Mines Limited (registration number 1931/003380/06), a public company incorporated under the laws of South Africa, being a wholly owned subsidiary of APL;

(bbb)	“SARB” means the Exchange Control Department of the South African Reserve Bank;

(ccc)	“Scorecard” means the scorecard for the Charter published pursuant to Section 100(2)(a) of the MPRD Act under Government Gazette (no. 26661 of 13 August 2004);

(ddd)	“Share Exchange Agreement” means the Share Exchange Agreement between Pelawan and Anooraq made as of January 21, 2004, as amended by the addenda thereto dated September 20, 2004 and November 11, 2005;

(eee)

“Share Incentive Plan” shall mean any incentive plan which may be adopted by Anooraq or any of its subsidiaries from time to time providing for the issuance of Options, in each case as the same may be amended or replaced from time to time.

(fff)	“Signature Date” means the date of the last signature of this Agreement;

(ggg)	“South Africa” means the Republic of South Africa;

(hhh)	“Structural Change” means any act or omission which results in:

(i) a Change of Control in Holdco; or

(ii) the reduction of the Beneficial Ownership of any entity which is a part of the Controlling Group Structure in any other entity which is a part of the Controlling Group Structure;

(iii)

“Subsidiary Company” means a subsidiary company (which for the purposes of this Agreement shall be deemed to include any company incorporated outside South Africa) as defined in terms of Section 1(3) of the Companies Act (South Africa) and “Subsidiary Companies” shall have a corresponding meaning;

(jjj)

“Transfer” means to dispose of, transfer, pledge, assign, cede, encumber, mortgage, hypothecate, or enter into any contract, option, hedging arrangement or other arrangement or understanding with respect to the sale, transfer, pledge, assignment, cession or encumbrance of Equity and “Transferred” shall have an equivalent meaning.

1.02 Definitions in the Holdco Shareholders Agreement

     To the extent that any definition contained in this Agreement is the same or substantially similar to a definition contained in the Holdco Shareholders Agreement (the “Equivalent Definition”), should the Holdco Shareholders Agreement be amended after the date of this Agreement in such a way that the Equivalent Definition is amended, the Parties will use their reasonable endeavours to agree to amend the definition in this Agreement in such a way as to make it substantially similar to the Equivalent Definition, as amended.

1.03 Headings

     The division of this Agreement into Articles, Sections and Schedules and the insertion of a table of contents and headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Schedule or other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections and Schedules are to Articles and Sections of and Schedules to this Agreement.

1.04 Extended Meanings

     In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities.

1.05 Statutory References

     In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulations made thereunder, save in respect of the definitions of ‘BEE’, ‘Credits’ and ‘HDP’, in which the references to the MPRD Act, the Charter, the regulations published under the MPRD Act and the Scorecard shall at all times be deemed to be references to such enactments and regulations as at the Signature Date.

1.06 Accounting Principles

     Wherever in this Agreement reference is made to a calculation to be made or an action to be taken in accordance with generally accepted accounting principles, such reference will be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation or action is made or taken or required to be made or taken.

1.07 Currency

All references to “$”, “CAD” or “Dollars” herein are to lawful money of Canada.

1.08 Rules of Construction

     (1) The use of the word “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example or examples.

     (2) The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting or preparation of the Agreement, shall not apply.

1.09 Share Calculations

     (1) All references to percentages relating to, and numbers of, shares and the determination of percentages relating to, and numbers of, shares shall be reflected and so determined on a fully diluted basis (that is, taking into account all unexpired Convertible Securities, subscription receipts, share warrants and Options); provided that any determination of the percentage shareholding of Pelawan and the Pelawan Trust in Anooraq, shall exclude any unexpired Convertible Securities, subscription receipts, share warrants and Options held by Pelawan or the Pelawan Trust, but shall otherwise be determined on a fully diluted basis.

     (2) All references to numbers of shares shall be subject to adjustment, as required, to take into account any share splits, share consolidations, capital distributions and stock dividends.

1.10 Schedules

The following describes the Schedules to this Agreement:

Schedule 1.01(r) – Controlling Group Structure; and

Schedule 6.02(2) – Legends.

ARTICLE 2 – CONDITIONS

     (1) The commencement of this Agreement (other than Article 1, this Article 2 and Article 9, which shall become effective on the Signature Date) is subject to the following conditions, which are for the exclusive benefit of Anooraq and are to be performed or complied with at or prior to the Commencement Date:

(a)	the approval by the shareholders of Anooraq of the execution and implementation of this Agreement by Anooraq;

(b)

the approval of the execution and implementation of this Agreement by Anooraq and, to the extent required, by the DME, the SARB, the JSE Limited, the TSX Venture Exchange and the American Stock Exchange;

(c)	the amendment or replacement of each of the Grandfather Shareholders Documents to the reasonable satisfaction of Anooraq (approved by a resolution of a Disinterested Majority), including the registration of the memorandum and articles of association of Pelawan in their amended form with the South African Registrar of Companies;

(d)

the receipt by Anooraq of an irrevocable power of attorney from each direct shareholder of Pelawan, providing for Anooraq to exercise on behalf of such shareholder its rights pursuant to Sections 15 [Deemed Offers], 17 [Change of Control] and 26.2 [Breach] of the Pelawan Shareholders Agreement or the corresponding sections in any agreement that amends or replaces the Pelawan Shareholders Agreement, in the event of the occurrence of any Initial Period Breach or Change of Control Breach;

(e)	the fulfilment or waiver of all conditions to the Holdco Shareholders Agreement, other than any condition relating to this Agreement becoming unconditional; and

(f)

each of Pelawan and the Pelawan Trust shall have fulfilled or complied with all of the terms, covenants and conditions of this Agreement, to be performed or complied with by Pelawan or the Pelawan Trust respectively, at or prior to the Commencement Date.

     (2) Each of Pelawan and the Pelawan Trust will use its reasonable endeavours to fulfil or procure the fulfilment of the conditions in Article 2(1).

     (3) In case any term or covenant of Pelawan or the Pelawan Trust or any condition to be performed or complied with at or prior to the Commencement Date, shall not have been performed or complied with at or prior to the Commencement Date, Anooraq may (by resolution of a Disinterested Majority), without limiting any other right that Anooraq may have, at its sole option, either:

(a)	rescind this Agreement by notice to Pelawan and, in such event, Anooraq will be released from all obligations hereunder;

(b)	extend the date for the fulfilment of such condition by written notice to Pelawan no later than the Commencement Date, in which event the Commencement Date will be extended to such date; or

(c)

waive compliance with any such term, covenant or condition in whole or in part without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

     (4) If the conditions contained in Article 2(1) or any of them (the “Unfulfilled Conditions”) are not fulfilled or their fulfilment is not waived by Anooraq on or before the Commencement Date, this Agreement (save for Article 1, this Article 2 and Article 9, which shall remain of full force and effect) shall be of no force or effect from inception and no Party shall have any claim against any other Party for anything done hereunder or arising hereout.

ARTICLE 3 – TERMINATION AND RELEASE

3.01 Termination

     (1) With effect from the Commencement Date, each of the Share Exchange Agreement, Release Agreement and Prior Anooraq Shareholders Agreement shall terminate and be of no further force and effect.

     (2) Notwithstanding the termination of the Share Exchange Agreement, Release Agreement and Prior Anooraq Shareholders Agreement, all actions taken and documents issued pursuant to such agreements up to the Commencement Date, including any payments, conveyances and issuances of share and warrant certificates, shall remain valid and effective.

     (3) Upon termination of the Share Exchange Agreement, Release Agreement and Prior Anooraq Shareholders Agreement, the provisions of Section 3.02 shall apply.

3.02 Release

     (1) With effect from the Commencement Date, except for the obligations set out in this Agreement, each of the Parties together with its directors, employees, trustees, consultants, advisors, agents, administrators, legal representatives, affiliates and their respective successors and assigns (as applicable) (the “Releasing Party”), releases and forever discharges each of the other Parties, its corporate affiliates, and their officers, directors, employees, trustees, consultants, advisors, agents, administrators, legal representatives, successors and assigns, and each of them (collectively, the “Released Parties”), of and from any and all actions, causes of action, claims, demands, debts, damages, interest, costs, expenses and compensation of any kind and however arising which the Releasing Party ever had, now has or may hereafter have, whether known or unknown, for or by reason of or in any way arising, directly or indirectly, out of any cause, matter or thing relating to the Share Exchange Agreement, Release Agreement or the Prior Anooraq Shareholders Agreement (all of the foregoing being collectively referred to herein as the “Release”).

     (2) Each of the Parties agrees that it will not make any claim or take any proceedings with respect to any matter released and discharged pursuant to the Release that may result in any claim arising against any of the Released Parties for contribution or indemnity or other relief.

     (3) The Release shall be read liberally to give the Released Parties the broadest possible protection. The Release is freely and voluntarily given and each of the Parties acknowledges and represents that it has fully reviewed the terms contained herein, that it is fully informed with respect to the legal effect of the Release, and that it has voluntarily chosen to accept these terms and conditions.

     (4) Each of the Parties hereby represents and warrants that it has not assigned any claim or right of action which is settled in this Agreement to any other person.

3.03 Entire Agreement

     (1) With effect from the Commencement Date, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the Parties (including the Share Exchange Agreement and the Prior Anooraq Shareholders Agreement) with respect thereto.

     (2) There are no representations, warranties, terms, conditions, covenants or collateral agreements, express, implied or statutory, between the Parties other than as expressly set forth in this Agreement.

ARTICLE 4- MANAGEMENT OF ANOORAQ

4.01 Carrying out of the Agreement

     (1) Each of Pelawan and the Pelawan Trust will, at all times during the currency of this Agreement, carry out and cause Anooraq to carry out the provisions of this Agreement.

     (2) Anooraq, Pelawan and the Pelawan Trust will carry out and be bound by the provisions of this Agreement to the full extent that they have the capacity and power at law to do so.

     (3) In the event of any conflict between the articles of association of Anooraq and this Agreement or the Pelawan Trust Deed or any trust deed that supersedes and replaces the Pelawan Trust Deed, the articles of association of Anooraq will prevail but Pelawan will then exercise the votes relating to its Current Shareholding to ensure, to the extent within its power, that the articles of association of Anooraq are amended in order to be consistent with this Agreement or such trust deed, as the case may be.

4.02 Directors

     Each of Pelawan and the Pelawan Trust will exercise the votes relating to its Current Shareholding in order to ensure, to the extent within its power, that:

(1)	Independent Directors constitute a majority of the Board; and

(2)	HDPs constitute a majority of the Board.

4.03 Management and Officers

     Each of Pelawan and the Pelawan Trust will:

(a)	use its reasonable endeavours to procure that the Board appoints suitably skilled persons to act as the executives of Anooraq; and

(b)	make its respective directors, officers and employees available, to the extent reasonably possible, for appointment as the executives of Anooraq.

4.04 Auditor

     Each of Pelawan and the Pelawan Trust will in each financial year of Anooraq consent to exempt Anooraq from the requirement to appoint an auditor of Anooraq pursuant to the provisions of the Business Corporations Act (British Columbia).

ARTICLE 5 - FINANCIAL MATTERS

5.01 Dividends by Anooraq

     Each of Pelawan and the Pelawan Trust will exercise the votes relating to its Current Shareholding in order to ensure, to the extent within its power, and will procure that those persons nominated by it to the Board who are also directors or officers of Pelawan ensure, to the extent within their power, that Anooraq will declare and pay dividends in accordance with the requirements of the Exchange Control Approval, as defined in the Pelawan Dividend Trust Deed or any trust deed that supersedes or replaces the Pelawan Dividend Trust Deed.

5.02 Advances to Anooraq

     (1) Neither Pelawan nor the Pelawan Trust will be obligated to loan any funds to Anooraq. If Anooraq requires additional funds, and either Pelawan or the Pelawan Trust determines that it is willing to do so, it will loan funds to Anooraq.

     (2) All advances made by Pelawan or the Pelawan Trust to Anooraq pursuant to this Section 5.02, unless expressly agreed to the contrary in writing and approved by a resolution of a Disinterested Majority, will be treated as shareholder loans and will be unsecured and non-interest bearing.

5.03 Contracting with Pelawan or the Pelawan Trust

     All contracts entered into between Anooraq, on the one hand, and Pelawan, the Pelawan Trust and/or any of their Affiliates, on the other hand, shall only be valid if made under the authority of, or confirmed by, a resolution of a Disinterested Majority.

ARTICLE 6 – RESTRICTIONS ON TRANSFER, COVENANTS, REMEDY

6.01 Restrictions on Transfer

     Neither Pelawan nor the Pelawan Trust may Transfer any of the Current Shareholding, unless:

     (1) in respect of a Transfer that would result in the Current Shareholding constituting less than 51% of the aggregate issued share capital of Anooraq or would otherwise result in an Initial Period Default:

(a)	the prior written approval of RPM of such Transfer has been obtained;

(b)

RPM has irrevocably waived its right, in respect of such Transfer, to deliver a Compulsory Disposal Notice pursuant to Section 5.1 of Schedule 2 [BEE Principles and Pre-Emptive Rights] of the Holdco Shareholders Agreement; and

(c)	the form and content of the approval and waiver referred to in Section 6.01(1)(a) and (b) above are reasonably acceptable to Anooraq (approved by a resolution of a Disinterested Majority);

(2)	in respect of any Transfer that would result in a Change of Control in Holdco:

(a)	the prior written approval of RPM of such Transfer has been obtained;

(b)

RPM has irrevocably waived its right, in respect of such Transfer, to exercise the Put Option pursuant to Section 6.3 of Schedule 2 [BEE Principles and Pre- Emptive Rights] of the Holdco Shareholders Agreement; and

(c)	the form and content of the approval and waiver referred to in Section 6.01(2)(a) and (b) above are reasonably acceptable to Anooraq (approved by a resolution of a Disinterested Majority);

     (3) the prior written approval of Anooraq (by a resolution of a Disinterested Majority) of such Transfer has been obtained, unless such Transfer is required pursuant to the provisions of the APL Funding Agreements (as such term is defined in Section 2.2 of the Holdco Shareholders Agreement); and

     (4) such Transfer has been approved in writing, to the extent required under applicable law in each case, by the DME, the SARB and the South African, Canadian and European Union competition authorities.

6.02 Legends

(1) The Current Shareholding shall be held in certificated form.

     (2) The restrictions on Transfer of the Current Shareholding described in Section 6.01 shall, where applicable, be recorded in conspicuous legends on the face of the share certificates evidencing the relevant Common Shares recording that the Common Shares evidenced by such certificates are subject to the Transfer restrictions contained in Section 6.01. Pro forma samples of the text of such legends are set out in Schedule (2).

     (3) Each of Pelawan and the Pelawan Trust hereby provides all authorizations and consents required in order to procure the issue of documentary share certificates in respect of the Current Shareholding for so long as those share certificates are required to contain such legends, and hereby authorizes Anooraq to act as its agent in obtaining such certificates.

6.03 Covenants

     Each of Pelawan and the Pelawan Trust covenants to Anooraq and all persons who are shareholders of Anooraq from time to time that:

(1)	during the Initial Period:

(a)

each of Pelawan and the Pelawan Trust will not, and will procure that the Beneficial Owners of Pelawan will not, take any actions or do any things, or omit to take any actions or omit to do any things (including the Transfer of any Equity or interests), that will result in an Initial Period Default;

(b)	each of Pelawan and the Pelawan Trust will be and remain an HDP;

(c)	a majority of the directors of Pelawan will be HDPs;

(d)

each of Pelawan and the Pelawan Trust will use its reasonable commercial endeavours, at the cost of RPM, to support (and not in any way to deliberately jeopardise and/or to affect adversely), in such manner as RPM or Anooraq may from time to time reasonably request Pelawan or the Pelawan Trust in writing, the conversion of the APL Old Order Rights (as such term is defined in the Holdco Shareholders Agreement), or any of them and/or the grant to the APL Group of any reconnaissance permission, prospecting right and/or mining right (as described in the MPRD Act) in respect of which any member of the APL Group will have lodged an application as at the Commencement Date, as contemplated in Section 22.3 of the Holdco Shareholders Agreement; and

(e)

each of Pelawan and the Pelawan Trust will use its reasonable commercial endeavours (including, without limitation, on the delivery by Anooraq or RPM to Pelawan or the Pelawan Trust of an appropriate written request) to act in the interests of the APL Group in respect of and/or in connection with the ability of any member of the APL Group to retain the Credits and/or to be credited with and/or to be afforded and/or granted appropriate benefits in respect of the APL Group, as a result of the Transaction (as such term is defined in the Holdco Shareholders Agreement), having participated in the facilitation of BEE and/or other empowerment, as contemplated in Section 2(d) of the MPRD Act, pursuant to Section 2 of Schedule 2 [BEE Principles and Pre-Emptive Rights] of the Holdco Shareholders Agreement; and

(2)	during the term of this Agreement:

(a)

each of Pelawan and the Pelawan Trust will not, and will procure that the Beneficial Owners of Pelawan will not, take any actions or do any things (including the Transfer of any Equity or interests), that will result in a Change of Control in Holdco;

(b)	Pelawan will continue to be the sole beneficiary of the Pelawan Trust; and

(c)	each of Pelawan and the Pelawan Trust will notify Anooraq in writing of any change in the Controlling Group Structure, within 5 days of the implementation of such change.

6.04 Notice

(1)	In the event that Plateau either delivers or receives:

(a)	a Default Notice pursuant to Section 4.1 of Schedule 2 [BEE Principles and Pre- Emptive Rights] of the Holdco Shareholders Agreement; or

(b)	a Control Change Notice pursuant to Section 6.1 of Schedule 2 [BEE Principles and Pre-Emptive Rights] of the Holdco Shareholders Agreement,

Plateau will endeavour to promptly deliver a copy of such notice to Pelawan. For the sake of clarity, any failure by Plateau to deliver such notice to Pelawan will not affect any of the rights of Anooraq or Plateau, or relieve Pelawan or the Pelawan Trust of any of their obligations, under this Agreement.

6.05 Compulsory Disposal

     (1) In the event that an Initial Period Breach or a Change of Control Breach occurs, Anooraq will be entitled, within 120 days thereafter, to deliver a written notice (“Compulsory Disposal Notice”) to Pelawan and the Pelawan Trust, on receipt of which, at Anooraq’s election:

(a)	Pelawan will be obliged to sell, and to procure the sale of, all of the Current Shareholding and/or its rights and interests as a beneficiary of the Pelawan Trust; and/or

(b)	the Pelawan Trust will be obliged to sell all of its Current Shareholding,

(collectively the “Disposal Interest”), within the Compulsory Disposal Period, to a Qualifying Person who has complied with the following (the “Sale Conditions”) as a condition of such sale:

(c)	the Qualifying Person shall sign an accession agreement pursuant to which such Qualifying Person agrees to be bound by the provisions of this Agreement that are applicable to:

	(i)	Pelawan, in the event that the Qualifying Person has agreed to acquire Pelawan’s Current Shareholding and/or rights and interests as a beneficiary of the Pelawan Trust; and

	(ii)	the Pelawan Trust, in the event that the Qualifying Person has agreed to acquire the Pelawan Trust’s Current Shareholding (“Qualified Purchaser”); and

(d)

the Qualifying Person shall deliver an express undertaking to RPM, on terms acceptable to RPM acting reasonably, that all rights and security interests of RPM against the Pelawan SPV in accordance with the APL Funding Agreements (as such term is defined in the Holdco Shareholders Agreement) will remain effective and fully enforceable after the acquisition of the Disposal Interest and that, save as provided in Section 6.05(1)(e), the assets of the Pelawan SPV shall remain unchanged, notwithstanding the sale of the Disposal Interest; and

(e)

to the extent that the Disposal Interest includes any shareholding in the Pelawan SPV or any Common Shares held by or for the benefit of the Pelawan SPV, the Qualifying Person shall procure that any person that will acquire any Common Shares held by Pelawan SPV, whether pursuant to the acquisition of the Disposal Interest or otherwise, has (as a condition to such acquisition) signed an accession agreement pursuant to which such person agrees to be bound by the same obligations to RPM as those of Pelawan, the Pelawan Trust and the Pelawan SPV in accordance with the APL Funding Agreements (as such term is defined in the Holdco Shareholders Agreement), on terms acceptable to RPM, acting reasonably.

     (2) In the event that Pelawan, the Pelawan Trust or both of them, as applicable (the “Seller”), have failed to enter into an unconditional binding agreement in respect of the sale of the Disposal Interest to a Qualified Purchaser by not later than the expiry of the Compulsory Disposal Period, or, in the event that the Seller will have entered into a conditional binding agreement in respect of the sale of the Disposal Interest to a Qualified Purchaser before the expiry of the Compulsory Disposal Period but the condition to such agreement (being, for these purposes, the Sale Conditions and a condition that appropriate regulatory consent shall have been obtained in respect of such sale) shall not have been fulfilled by not later than the expiry of the Implementation Period, the Seller will appoint in rem suam an independent merchant bank with appropriate expertise and experience in respect of the sale of interests similar to the Disposal Interest, as soon as reasonably possible in the circumstances, to sell the Disposal Interest to a Qualified Purchaser, subject to the Sale Conditions. In the event that the Seller shall have failed, by not later than 5 days after the expiry of the Compulsory Disposal Period or the Implementation Period, as the case may be, to appoint such independent merchant bank on the basis set out herein, Anooraq will be entitled, as the agent for and on behalf of the Seller, to appoint such independent merchant bank for the purposes specified herein. Without limiting the generality of any of the foregoing, it is specifically recorded that:

(a)

the terms of any appointment of an independent merchant bank to sell the Disposal Interest to a Qualified Purchaser must oblige the merchant bank to endeavour to sell the Disposal Interest at the best possible price in the circumstances and subject to the Sale Conditions; and

(b)

the Seller will be responsible for and will bear all of the costs of and incidental to the appointment of such independent merchant bank, the costs of such independent merchant bank and the costs relating to the sale of the Disposal Interest.

     (3) After the implementation of any compulsory disposal of a Disposal Interest, in accordance with the provisions of Sections 6.05(1) and 6.05(2):

(a)	the Group structure of the relevant Qualified Purchaser will be deemed to constitute the Controlling Group Structure; and

(b)	the provisions of this Agreement and the provisions of the Holdco Shareholders Agreement that are applicable to Pelawan or the Pelawan Trust, shall apply to the Qualified Purchaser.

     (4) In the event of an Initial Period Breach and the failure by RPM for whatever reason to exercise in a timely manner its rights in terms of Section 5 of Schedule 2 [BEE Principles and Pre-Emptive Rights] of the Holdco Shareholders Agreement, then Sections 6.05(1) to 6.05(3) (both inclusive) shall have no further application in respect of such Initial Period Breach.

     (5) In the event of a Change of Control Breach and the failure by RPM for whatever reason to exercise in a timely manner its rights in terms of Section 6 of Schedule 2 [BEE Principles and Pre-Emptive Rights] of the Holdco Shareholders Agreement, then Sections 6.05(1) to 6.05(3) (both inclusive) shall have no further application in respect of such Change of Control Breach.

     (6) The parties hereby acknowledge that Pelawan, the Pelawan Trust and the Pelawan SPV may have current obligations, including security obligations, to RPM in accordance with the APL Funding Agreements (as such term is defined in the Holdco Shareholders Agreement) and that any enforcement or exercise by Anooraq of any of its rights in accordance with this Agreement shall take account of such obligations and to the extent that any such enforcement or exercise of rights by Anooraq can reasonably be apprehended to cause or result in a breach by Pelawan, the Pelawan Trust or the Pelawan SPV of such obligations to RPM, or result in the loss, disposal or encumbrance of any assets of the Pelawan SPV contrary to the terms of the APL Funding Agreements (as such term is defined in the Holdco Shareholders Agreement), (collectively, “RPM Effects”) it shall be a condition of such enforcement or exercise of rights by Anooraq that RPM shall have expressly consented in writing to such RPM Effects, such consent not to be unreasonably withheld.

ARTICLE 7- ANTI-DILUTION RIGHTS

7.01 Anti-Dilution Rights in Respect of Cash Offerings

     (1) During the period commencing on the Commencement Date and enduring for so long as the Current Shareholding constitutes 20% or more of the issued share capital of Anooraq, if Anooraq proposes to issue any Equity (the “Offered Securities”), whether pursuant to a public offering, a private placement or otherwise, for cash consideration (a “Cash Offering”), Anooraq shall, at least 15 Business Days prior to the first date of public announcement (the “Announcement Date”) of the proposed issuance (the “Issuance”), give written notice of the Issuance to Pelawan including, to the extent known by Anooraq, the full particulars of the Issuance.

     (2) As soon as is practicable, and in any event at least 5 Business Days before the Announcement Date, Anooraq shall make an irrevocable offer (the “Offer”) to either Pelawan or the Pelawan Trust (as directed by Pelawan) to subscribe for, at the same cash subscription price as under the Cash Offering, up to that number of Offered Securities as will enable Pelawan and the Pelawan Trust, upon completion of the Issuance, to maintain the Current Shareholding at the same percentage of the issued share capital of Anooraq, as that which existed immediately prior to the Announcement Date. The Offer shall contain full particulars of the Issuance, including:

(a)	the cash subscription price or range of cash subscription prices;

(b)	the terms and conditions of the Offered Securities;

(c)	the number of Offered Securities to be issued or proposed to be issued to persons other than Pelawan and the Pelawan Trust;

(d)	the maximum number of Offered Securities that Pelawan or the Pelawan Trust is entitled to subscribe for (the “Pelawan Entitlement”);

(e)	a statement as to the use of proceeds; and

(f)	the proposed Announcement Date and the proposed completion date for the Issuance.

     (3) The Offer shall provide that if Pelawan or the Pelawan Trust, as the case may be, intends to subscribe for any or all of the Pelawan Entitlement, then it may accept the Offer, such acceptance to be irrevocable, by giving notice of such intention to Anooraq not later than the Business Day immediately prior to the proposed Announcement Date set out in the Offer, which notice shall specify:

(a)	whether the determination of the Pelawan Entitlement by Anooraq is correct and, if not, the correct Pelawan Entitlement; and

(b)	the number of Offered Securities to be purchased.

(4)	For greater certainty, this Article 7 shall not apply to any issuance of:

(a)	Equity pursuant to an unsolicited proposal for an issuance by way of a “bought deal”;

(b)	Equity issued for consideration consisting other than solely of cash, including:

(i) Equity issued in discharge of the purchase price in respect of the bona fide acquisition of assets;

(ii) Equity issued in payment or satisfaction of bona fide indebtedness or for services; and

(iii) Equity issued as a bona fide commission or finder’s fees;

(c)

Equity issuable on the exercise of a conversion, exchange or purchase right attached to a Convertible Security provided that the issuance of such Convertible Security was prior to the Commencement Date or, if subsequent to the Commencement Date, was subject to and made in accordance with this Article 7; or

(d)	Common Shares pursuant to the exercise of Options or otherwise under any Share Incentive Plan.

7.02 Anooraq shareholder approval

     In the event that the approval of Anooraq’s shareholders is required in connection with any Issuance, Anooraq, Pelawan and the Pelawan Trust will cooperate in seeking, and use their respective reasonable commercial efforts to obtain, such shareholder approval.

7.03 Completion Arrangements

     The completion of the issuance of Equity to Pelawan or the Pelawan Trust pursuant to this Article 7 shall take place concurrently with and at the same place as, the completion of the Issuance giving rise to such exercise, or at such other place, time or date as may be agreed by Anooraq and either Pelawan or the Pelawan Trust .

ARTICLE 8– REPRESENTATIONS AND WARRANTIES OF PELAWAN

     Each of Pelawan and the Pelawan Trust represents and warrants to Anooraq that as at the Signature Date and as at the Commencement Date:

(a)	Pelawan is a private company duly incorporated, organized and subsisting under the laws of South Africa;

(b)	the Pelawan Trust is a trust duly established and subsisting under the laws of South Africa;

(c)

each of Pelawan and the Pelawan Trust has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by Pelawan and the Pelawan Trust respectively, contemplated hereby;

(d)

each of Pelawan and the Pelawan Trust is an HDP and there are no agreements, options in existence, or Equity in issue, which may result in Pelawan or the Pelawan Trust ceasing to be an HDP at any time in the future;

(e)

the contents of the Controlling Group Structure are a true and accurate reflection of respectively the constituent parts of the Controlling Group Structure and the registered shareholders of Pelawan and, to the extent that any such shareholders are trusts or artificial persons, the beneficiaries of such trusts and the registered and beneficial shareholders of such artificial persons;

(f)

there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon Pelawan or the Pelawan Trust to Transfer any of the Current Shareholding other than pursuant to the provisions of the Initial Funding Agreements, this Agreement or the Pelawan Trust Deed; and

(g)	neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Pelawan or the Pelawan Trust will result in the violation of:

	(i)	any of the provisions of the memorandum and articles of association of Pelawan;

	(ii)	any of the provisions of the Pelawan Trust Deed;

	(iii)	any agreement or other instrument to which Pelawan or the Pelawan Trust is a party, or by which Pelawan or the Pelawan Trust is bound; or

	(iv)	any applicable law, rule or regulation.

ARTICLE 9 - GENERAL

9.01 Confidentiality

     Pelawan and the Pelawan Trust may not, without the prior written consent of Anooraq, at any time while Pelawan or the Pelawan Trust is a shareholder of Anooraq and after each of Pelawan and the Pelawan Trust ceases to be a shareholder of Anooraq, disclose to anyone or use for any purpose other than for the business of Anooraq any confidential information concerning the business and affairs of Anooraq and will hold all such information in strictest confidence, except as may be required to comply with any applicable law, governmental or regulatory authority, rule, regulation or order, including the filings and disclosures required under securities laws.

9.02 Further Assurances

     Each of the Parties will from time to time execute and deliver all such further documents and instruments and do all acts and things as another party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

9.03 Time of the Essence

Time is of the essence of this Agreement.

9.04 Benefit of the Agreement

     This Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, other legal representatives, successors and permitted assigns of the Parties.

9.05 Amendments, Waivers and Consents

     (1) No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the Parties.

     (2) No waiver by Anooraq of any breach of any provision of this Agreement and no consent granted hereunder by Anooraq will be effective or binding unless approved by a resolution of a Disinterested Majority and approved in writing by the Pelawan Trust.

9.06 Assignment

     Except as may be expressly provided in this Agreement, none of the Parties may assign such Party’s rights or obligations under this Agreement without the prior written consent of the other Parties.

9.07 Termination

     This Agreement will terminate upon both Pelawan and the Pelawan Trust (including, for greater certainty, any Qualified Purchaser) ceasing to Beneficially Own any Common Shares.

9.08 Severability

     If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

9.09 Notices

     Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

To Anooraq:

The Chairman of the Audit Committee
Anooraq
4th Floor, 82 Grayston Drive
Sandton
Johannesburg
2146
South Africa

Facsimile No.: +2711 883 0836

With a copy to:

The CFO
Anooraq
4th Floor, 82 Grayston Drive
Sandton
Johannesburg
2146
South Africa

Facsimile No.: +2711 883 0836

To Pelawan:

Tumelo Motsisi
Executive Chairman
First Floor, Northeast Wing
43 Wierda Road West
Wierda Valley, Sandton
South Africa 2196

Facsimile No.: +2711 883 0836

To The Pelawan Trust:

Deneys Reitz Trustees (Proprietary) Limited
82 Maude Street
Sandton
South Africa

Attention: Deseré Jordaan

Facsimile No.: +2711 535 5242

     or to such other address, individual or electronic communication number as may be designated by notice given by any Party to the others. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the Party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but will be given by personal delivery or by electronic communication.

9.10 Governing Law

     This Agreement is governed by and will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

9.11 Arbitration

     (1) The Parties agree to submit to the process of mediation with a duly qualified commercial mediator, all disputes arising out of or in connection with this Agreement. If any such disputes are not resolved through mediation the matter in dispute will be referred to and finally resolved by arbitration under the International Commercial Arbitration Rules of Procedure (the “Arbitration Rules”) of the British Columbia International Commercial Arbitration Centre (the “Arbitration Centre”). The appointing authority will be the Arbitration Centre. The case will be administered by the Arbitration Centre in accordance with the Arbitration Rules.

     (2) The arbitration will be conducted in the English language and the arbitration will take place in Vancouver, British Columbia, Canada.

     (3) Any arbitration award made pursuant to this Section 9.11 will be final and binding on all the Parties hereto and may be enforced in any court of competent jurisdiction. Any report prepared by any arbitration panel constituted hereunder will be delivered to each of the Parties.

     (4) Each Party will continue performance of its obligations under this Agreement while the arbitration procedures of Section 9.11 are implemented.

9.12 Attornment

     For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of British Columbia and the courts of the Province of British Columbia will have jurisdiction to entertain any action arising under this Agreement. Each of the Parties hereby attorns to the jurisdiction of the courts of the Province of British Columbia.

9.13 Counterparts

     This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

9.14 Electronic Execution

     Delivery of an executed signature page to this Agreement by any Party by electronic transmission will be as effective as delivery of a manually executed copy of this Agreement by such Party.

IN WITNESS WHEREOF the parties have executed this Agreement.

Anooraq Resources Corporation

Per:

Name:	Ronald Thiessen

Name:	Wayne Kirk

Pelawan Investments (Proprietary) Limited

Per:

Name:	Tumelo Moathlodi Motsisi

The Pelawan Trust

Per:

Name:	Tumelo Moathlodi Motsisi

Name:	Asna Chris Harold Motaung

Plateau Resources (Proprietary) Limited

Per:

Name:

SCHEDULE 1.01(r)

Organogram

HDP
Non-HDP
51% or more
49% or less
Pelawan
(South Africa)
100%
Pelawan Trust
(South Africa)
Public Shareholders
63.5%
36.5%
Anooraq
(Canada)
100%
100%
100%
N1C Resources Inc.
(Cayman Islands)
Anooraq Minera Mexicana
(Mexico)
100%
N2C Resources Inc.
(Cayman Islands)
100%
Pelawan Dividend Trust
(South Africa)
Plateau
(South Africa)

Pelawan Shareholders

	COMPANY NAME / TRUST NAME	Qty shares /votes in company	Interest in company	Qty shares in Pelawan	Gender	Female vote	Male vote	Female beneficial	Male beneficial

7.1	African Minerals Professionals (Pty) Ltd			17.0%
	SHAREHOLDERS
	Asna Happy Chris Harold Motaung	257	25.8%	4.4%	M	0.0%	4.4%	0.0%	4.4%
	Josiah Mashigo	200	20.1%	3.4%	M	0.0%	3.4%	0.0%	3.4%
	Moropa Ebenezer Madisha	184	18.5%	3.1%	M	0.0%	3.1%	0.0%	3.1%
	Menzi Gqweta	184	18.5%	3.1%	M	0.0%	3.1%	0.0%	3.1%
	Ralebuso Paul Bokaba	171	17.2%	2.9%	M	0.0%	2.9%	0.0%	2.9%
		996
7.2	Siyanda Trust			2.0%
	TRUSTEES
	Josiah Mashigo	1	20.0%	0.4%	M	0.0%	0.4%
	Lindani Mthwa	1	20.0%	0.4%	M	0.0%	0.4%
	Mzwandile Nombewu	1	20.0%	0.4%	M	0.0%	0.4%
	Harold Motaung	1	20.0%	0.4%	M	0.0%	0.4%
	Mncedisi Ndlovu	1	20.0%	0.4%	M	0.0%	0.4%
		5
7.2.2	Beneficiaries are a group of previously disadvantaged students							1.0%	1.0%
	Assume percentage to be female	50%
7.3	Legakabje Mining and Exploration (Pty) Ltd			6.9%
	SHAREHOLDERS
	Mapholo Isabell Mohale	140	9.3%	0.6%	F	0.6%	0.0%	0.6%	0.0%
	Mpopelele Jeanette Maja	400	26.7%	1.8%	F	1.8%	0.0%	1.8%	0.0%
	Lazarus Mboshwa Mahlangu	400	26.7%	1.8%	M	0.0%	1.8%	0.0%	1.8%

	Ramatsimele Francinah Motjoadi	140	9.3%	0.6%	F	0.6%	0.0%	0.6%	0.0%
	Mathuding Julia Ramatlhodi	420	28.0%	1.9%	F	1.9%	0.0%	1.9%	0.0%
		1500
7.4	Basadi-Ba-Bapedi Cultural Development Trust			1.6%
	TRUSTEES
	Ramatsemele Francinah Motjoadi
	Kgaapu Stanley Mphahlele
	Thokwane Phineas Moloto
	Ramatsobane Happy Thaba
	Arletta Franks
	Mathole Serofo Motshega
	Mmabatho Maureen Seboko

7.4.2	All rights, title and interest in Pelawan vested into trust noted in
	7.4.2

7.4.2	Basadi-Ba-Bapedi Cultural Development Trust
	2
	TRUSTEES
	Ramatsemele Francinah Motjoadi	1	33.3%	0.5%	F	0.5%	0.0%
	Kgaapu Stanley Mphahlele	1	33.3%	0.5%	M	0.0%	0.5%
	Thokwane Phineas Moloto	1	33.3%	0.5%	M	0.0%	0.5%
		3
7.4.2.3	Beneficiaries are HDPs							1.6%	0.0%
	Assume percentage to be female	100%

7.5	Zonkizizwe Investment Trust			4.0%
	TRUSTEES
	Henry Gordon Makgoti	1	33.3%	1.3%	M	0.0%	1.3%

	Hermanus Gabriel Loots	1	33.3%	1.3%	M	0.0%	1.3%
	Kopeng Obed Bapela	1	33.3%	1.3%	M	0.0%	1.3%
		3
7.5.3	The income beneficiaries of this trust are the shareholders of
	ZIPL
	SHAREHOLDERS
	P M Langa	16.66%	16.7%	0.7%	M			0.0%	0.7%
	H G Makgothi	16.67%	16.7%	0.7%	M			0.0%	0.7%
	B A Manci	16.67%	16.7%	0.7%	M			0.0%	0.7%
	G N Shope	16.67%	16.7%	0.7%	M			0.0%	0.7%
	H G Loots	16.67%	16.7%	0.7%	M			0.0%	0.7%
	J N Nkadimeng	16.66%	16.7%	0.7%	M			0.0%	0.7%
		100.00%
7.6	Prime Skill Development Trust			4.0%
	TRUSTEES
	Gladstone Reuben	1	33.3%	1.3%	M	0.0%	1.3%
	Tumelo Motsisi	1	33.3%	1.3%	M	0.0%	1.3%
	Shahil Maharaj	1	33.3%	1.3%	M	0.0%	1.3%
		3
7.6.2	Beneficiaries are HDP unskilled youth, people with disabilities and							2.0%	2.0%
	women
	Assume percentage to be female	50%

7.7	African Mining Development Trust			4.0%
	TRUSTEES
	David Nhlapo	1	33.3%	1.3%	M	0.0%	1.3%
	Ray Conco	1	33.3%	1.3%	M	0.0%	1.3%
	Mthunzi Qawu	1	33.3%	1.3%	M	0.0%	1.3%
		3

7.7.3	Beneficiaries are HDP							2.0%	2.0%
	Assume percentage to be female	50%

7.8	Africa Without Boundaries Mining (Pty) Ltd			10.0%
	SHAREHOLDERS
	Raesibe Gloria Tlokana (Director)	200	20.0%	2.0%	F	2.0%	0.0%	2.0%	0.0%
	Dikeledi Phatudi	200	20.0%	2.0%	F	2.0%	0.0%	2.0%	0.0%
	Pauline Mametsi Kgati	150	15.0%	1.5%	F	1.5%	0.0%	1.5%	0.0%
	Akose Lucia Maaka	150	15.0%	1.5%	F	1.5%	0.0%	1.5%	0.0%
	Innocent Khathi (Director)	300	30.0%	3.0%	F	3.0%	0.0%	3.0%	0.0%
		1000
7.9	Leswika Womens Investments (Pty) Ltd			10.0%
	SHAREHOLDERS
	Khensani Mavis Chabane	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Thembisile Geraldine Kumalo	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Gloria Grace Mabunda (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Phillistus Dikeledi Magadzi (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Helen Dineo Mphahlele (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Makau Mary Mavanyisi	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Christina Mashangu Mayevu (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Layla Mahomed Motau	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Grace Mushwana	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Vuyiswa Zola Ngendane (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Thembisile Ellen Nwedamutswu	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Mahlodi Alice Phatudi (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Katametsi Pollet Sennelo (Director)	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Innocentia Menge Mabuela	10	7.1%	0.7%	F	0.7%	0.0%	0.7%	0.0%
	Nanikie Sophie Mabuela (Director)	0	0.0%	0.0%	F	0.0%	0.0%	0.0%	0.0%

		140
7.10	Miracle Mile Investments 74 (Pty) Ltd			4.0%
	SHAREHOLDERS
	Lucky Mbangeni	13	1.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Edwin Bogopa	13	1.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Arthur Marawa	8	0.8%	0.0%	M	0.0%	0.0%	0.0%	0.0%
	Daniel Phalana (Director)	33	3.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Tshepo Marule	13	1.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	M Ntsoane (Director)	43	4.3%	0.2%	M	0.0%	0.2%	0.0%	0.2%
	Kabelo Molisana	13	1.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Mzamani Mdaka	64	6.4%	0.3%	M	0.0%	0.3%	0.0%	0.3%
	Dennis Mashile	13	1.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Dalikhaya Rain Zihlangu	43	4.3%	0.2%	M	0.0%	0.2%	0.0%	0.2%
	Tebogo Makou (Director)	33	3.3%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Theo Qabaka	8	0.8%	0.0%	M	0.0%	0.0%	0.0%	0.0%
	Masempane Lydia Thato Makola (Director)	0	0.0%	0.0%	F	0.0%	0.0%	0.0%	0.0%
	Maabi Foundation trust	650	65.0%	2.6%	M	0.0%	2.6%	0.0%	2.6%
	Lentswe Consulting (Pty) Ltd	53	5.3%	0.2%	F	0.2%	0.0%	0.2%	0.0%
		1000
7.11	Figure Eight Investments (Pty) Ltd			24.0%
	SHAREHOLDERS
	Tumelo Motsisi family trust	50	50.0%	12.0%
	Thandiswa Mahlati	50	50.0%	12.0%
		100
7.11.2	Tumelo Motsisi Family Trust
	TRUSTEES
	Tumelo Motsisi	1	33.3%	4.0%	M	0.0%	4.0%
	Mooketsi Motsisi	1	33.3%	4.0%	M	0.0%	4.0%

	David Howard Levine	1	33.3%	4.0%	M	0.0%	4.0%
		3
	BENEFICIARIES
	Tumelo Moathlodi Motsisi	1	50.0%	6.0%	M			0.0%	6.0%
	Tsepo Levi Motsisi	1	50.0%	6.0%	M			0.0%	6.0%
		2
7.11.3	Zenzolo Trust
	TRUSTEES
	Thandiswa Mahlati	1	50.0%	6.0%	F	6.0%	0.0%
	Paddy Dennis Lockitch	1	50.0%	6.0%	M	0.0%	6.0%
		2
	BENEFICIARIES
	Lonwabo Fezekile Mahlati	1	33.3%	4.0%	M			0.0%	4.0%
	Thandiswa Mahlati	1	33.3%	4.0%	F			4.0%	0.0%
	Zimvo Mahlati	1	33.3%	4.0%	M			0.0%	4.0%
	any other children born of the marriage between	3
	Lonwabo Fezelikile Mahlati and Thandiswa Mahlati

7.12	Tshanduko Investments (Pty) Ltd			6.9%
	SHAREHOLDERS
	Nazir Ahmed Kathrada	250	25.0%	1.7%	M	0.0%	1.7%	0.0%	1.7%
	Mncedisi Richard Ndlovu	250	25.0%	1.7%	M	0.0%	1.7%	0.0%	1.7%
	Sifiso Winston Ngema	250	25.0%	1.7%	M	0.0%	1.7%	0.0%	1.7%
	Nontsikelelo Ngwenya	250	25.0%	1.7%	F	1.7%	0.0%	1.7%	0.0%
	Dudula Mpumelelo Zondi (Director)	0	0.0%	0.0%	F	0.0%	0.0%	0.0%	0.0%
	Mthembeni Lawrence Mkhize (Director)	0	0.0%	0.0%	M	0.0%	0.0%	0.0%	0.0%
		1000
7.13	Mookodi Trading (Pty) Ltd			4.0%
	SHAREHOLDERS

	Welhemina Neo Moleko (Director)	20	20.0%	0.8%	F	0.8%	0.0%	0.8%	0.0%
	Pinkie Sharon Kekana (Director)	20	20.0%	0.8%	F	0.8%	0.0%	0.8%	0.0%
	Semakaleng Mirriam Moatlhodi (Director)	20	20.0%	0.8%	F	0.8%	0.0%	0.8%	0.0%
	Maria Mokigaetjie Dorah Maraba (Director)	20	20.0%	0.8%	F	0.8%	0.0%	0.8%	0.0%
	Moshito Rosinas Victoria Mokgalong (Director)	20	20.0%	0.8%	F	0.8%	0.0%	0.8%	0.0%
	Mamodupi Maria Rantho (Director)	0	0.0%	0.0%	F	0.0%	0.0%	0.0%	0.0%
		100
7.14	Ditau Investment Company (Pty) Ltd			1.2%
	SHAREHOLDERS
	Constance Bontihe Bapela (Director)	34	37.8%	0.5%	F	0.5%	0.0%	0.5%	0.0%
	Lemuel Tebogo Kupi (Director)	30	33.3%	0.4%	M	0.0%	0.4%	0.0%	0.4%
	Norman Mahlomola Tabane (Director)	10	11.1%	0.1%	M	0.0%	0.1%	0.0%	0.1%
	Thoko Elizabeth Hlatywayo	5	5.6%	0.1%	F	0.1%	0.0%	0.1%	0.0%
	Kedibone Anna Hlatshwayo	5	5.6%	0.1%	F	0.1%	0.0%	0.1%	0.0%
	Themba Paul Bapela (Director)	2	2.2%	0.0%	M	0.0%	0.0%	0.0%	0.0%
	Grace Anikie Makoe (Director)	2	2.2%	0.0%	F	0.0%	0.0%	0.0%	0.0%
	Sejaba Elisa Pitso (Director)	2	2.2%	0.0%	F	0.0%	0.0%	0.0%	0.0%
		90
7.15	Isolomzi Investments (Pty) Ltd			0.4%
	SOLE SHAREHOLDER
	Gladstone Reuben	100	100.0%	0.4%	M	0.0%	0.4%	0.0%	0.4%

	Total			100.0%		38.2%	61.8%	42.2%	57.8%

SCHEDULE 6.02(2)

LEGENDS

     (1) In accordance with Section 6.02(2) of the Agreement, and in addition to any applicable legending requirements of the TSX Venture Exchange or the Toronto Stock Exchange:

(a)	a share certificate evidencing that number of the Current Shareholding comprising 52% of the issued share capital of Anooraq at the Commencement Date; and

(b)

a share certificate evidencing the balance of the Current Shareholding, which balance consists of number of Common Shares comprising the Current Shareholding less the number of Common Shares comprising 52% of the issued share capital of Anooraq at the Commencement Date, will bear the following legends in a conspicuous location on its face:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET OUT IN ARTICLE 6.01 OF THE SHAREHOLDERS AGREEMENT MADE DURING OR ABOUT •, 2008 BETWEEN PELAWAN, ANOORAQ AND THE PELAWAN TRUST (BEING A TRUST ESTABLISHED IN ACCORDANCE WITH THE TRUST DEED DATED SEPTEMBER 2, 2004 BETWEEN PELAWAN, DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED, TUMELO MOATHLODI MOTSISI, ASNA CHRIS HAROLD MOTAUNG AND ANOORAQ).”